Exhibit 10.10

AMEDISYS, INC. 2018 OMNIBUS INCENTIVE COMPENSATION PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”), dated as of [date] (the “Grant Date”), is by and between Amedisys, Inc., a Delaware corporation (the “Company”), and [name] (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Omnibus Plan (as defined below). This Agreement constitutes the Award Notice that is described in the Omnibus Plan.
RECITALS

WHEREAS, the Company has established and maintains its 2018 Omnibus Incentive Compensation Plan (as the same may be amended from time to time, the “Omnibus Plan”) for the purposes that are stated therein; and
WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has made an Award of Non-Qualified Stock Options (“Options”) to the Participant on the Grant Date, subject to the terms of the Omnibus Plan and the terms that are contained herein;
NOW, THEREFORE, in consideration of the foregoing, and mutual agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:
1.    Grant of Option.
(a)    Shares and Exercise Price. This Option Award entitles the Participant to acquire [number] shares of Common Stock from the Company, subject to the terms and conditions set forth in this Agreement and in the Omnibus Plan. The price to exercise the Option is $[closing market price on date of grant] per share of Common Stock (the “Exercise Price”). The Participant does not have the right to exercise the Option until it has become vested as described in Section 1(b) and in this Agreement. This Option is a Non-Qualified Stock Option described in the Omnibus Plan and is not intended to be treated as an incentive stock option described in section 422 of the Internal Revenue Code. Prior to the exercise of the Option hereunder, the Participant will not have any interest in the Common Stock subject to this Award or be entitled to any voting rights, dividends or any other rights and privileges of stockholders of the Company.
(b)    Vesting Schedule. Subject to Section 4 of this Agreement, the Option shall become exercisable, if at all, on the dates and with respect to the number of shares of Common Stock specified in the following schedule (each such date, a “Vesting Date”), provided that the Participant has not incurred a termination of Employment prior to such Vesting Date:
(i)The Option may be exercised with respect to [________] shares of Common Stock on the first anniversary of the Grant Date;

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(ii)The Option may be exercised with respect to an additional [________] shares of Common Stock on the second anniversary of the Grant Date;
(iii)The Option may be exercised with respect to an additional [________] shares of Common Stock on the third anniversary of the Grant Date; and
(iv)The Option may be exercised with respect to an additional [________] shares of Common Stock on the fourth anniversary of the Grant Date.
(c)    Term of Option and Expiration. The right to exercise this Option will continue until it expires on the date that is ten years after the Grant Date or, if sooner, upon or following termination of Employment as described in Section 4.
2.    Exercise of Option.
(a)    Method of Exercise. The Option may be exercised by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and tendering the payment of the Exercise Price for the portion of the Option being exercised, satisfying the withholding obligations described in Section 5, and executing any agreements and notices that are specified by the Company in connection with the exercise. The Exercise Price may be made paid in any of the following methods: (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having a Fair Market Value (as such term is defined in the Omnibus Plan), determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C). Any fractional share of Common Stock remaining after exercise will be paid in cash to the Participant.
(b)    Stockholder Rights. Upon the exercise of the Option, the Participant shall be deemed the owner of the Common Stock and will have all rights of a stockholder with respect to the shares of Common Stock acquired upon exercise and the Company will promptly deliver such shares of Common Stock to the Participant; provided, however, that the Company shall be under no obligation to deliver Common Stock under this Award until all conditions stated in the Omnibus Plan with respect to regulatory approvals and listing requirements have been satisfied.
3.    Restrictions on Transfer. During the lifetime of the Participant, the Option may be exercised only by the Participant. This Agreement and the Option are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to certain domestic relations orders. The terms of this Agreement shall be binding on the Participant’s heirs and successors and on the administrators and executors of the Participant’s estate. Any attempt to transfer the Participant’s rights under this Agreement or the Option granted hereby other than in accordance with the provisions of this Section 3 shall cause all rights of the Participant hereunder to be immediately forfeited.

4.    Effect of Termination of Employment. [The Participant’s right to exercise the Option upon termination of Employment (as defined in the Omnibus Plan) is described in the Omnibus Plan.] / [This Section 4 modifies the terms of Omnibus Plan regarding the effect of termination of the Participant’s Employment (as defined in the Omnibus Plan).
(a)    Termination without Cause or with Good Reason Not Due to a Change in Control. If the Participant’s Employment is terminated without Cause or with Good Reason (as such terms are defined in the Amedisys Holding, L.L.C. Severance Plan for Key Executives) at any time prior to a Change in Control (as such term is defined in the Omnibus Plan), or following the second anniversary of a Change in Control, the Participant shall be entitled to a pro rata vesting of the Option. The pro rata calculation (which shall take into account the total number of shares of Common Stock for which this Option has become previously vested) shall be determined by multiplying (x) the total number of shares of Common Stock subject to the Option under Section 1(a) of this Agreement by (y) a fraction, the numerator of which is the total number of whole months between the Grant Date and the date of termination and the denominator of which is [number of total months]. The right to exercise the vested portion of the Option will expire 90 days following such termination of Employment or, if sooner, ten years after the Grant Date.
(b)    Other Termination of Employment. Except as provided in this Section 4, the Participant’s rights to the Option on termination of Employment are governed by the Omnibus Plan.]
5.    Tax Withholding. Prior to the issuance or delivery of Common Stock in connection with the exercise of the Options, payment must be made by the Participant of any federal, state, local or other taxes that become due on account of the exercise of the Award. Such obligations shall be satisfied by withholding whole shares of Common Stock with an aggregate Fair Market Value equal to such obligations, unless the Participant makes other arrangements for withholding with the Company. The amount that is calculated for withholding shall not exceed the maximum withholding rate. Any fractional share of Common Stock remaining shall be paid in cash to the Participant.
6.    Omnibus Plan Incorporated by Reference. This Option Award is made pursuant to the Omnibus Plan, and in all respects will be interpreted in accordance with the Omnibus Plan, as amended. The Committee has the authority to interpret and construe this Agreement pursuant to the terms of the Omnibus Plan, and its decisions are conclusive as to any questions arising hereunder. The Participant hereby acknowledges receipt of the Omnibus Plan, which shall be deemed to be incorporated in and form a part hereof. In the event of any conflict between the terms of this Agreement and the terms of the Omnibus Plan, as the same may be amended and in effect from time to time, the terms of the Omnibus Plan shall prevail.
7.    No Employment or Other Rights. This grant of the Option does not confer upon the Participant any right to be continued in the Employment of the Company or any subsidiary or interfere in any way with the right of the Company to terminate the Participant’s Employment at any time, for any reason, with or without cause, or to decrease the Participant’s compensation or benefits. This Option grant is a one-time benefit and does not create any contractual or other right to receive additional Options or other benefits in lieu of Options in the future.
8.    Applicable Law. The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof.
9.    Notice. Any notice to the Company provided for in this Agreement shall be addressed to Amedisys, Inc. at its principal business address in care of the Corporate Secretary of the Company, and any notice to the Participant will be addressed to the Participant at the current address shown on the books and records of the Company. Any notice shall be sent by registered or certified mail, overnight courier service or by electronic delivery.
10.    Entire Agreement. This Agreement and the Omnibus Plan contain the entire agreement between the Participant and the Company regarding the grant of the Option and supersede all prior arrangements or understandings with respect thereto.
11.    Amendment. This Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.
12.    Severability. The invalidity or unenforceability of any provision of the Omnibus Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Omnibus Plan or this Agreement, and each provision of the Omnibus Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
13.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
14.    Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Participant shall be treated as agent and attorney-in-fact for that interest held or claimed by his spouse with respect to this Agreement, the Options and any shares of Common Stock purchased and delivered in accordance with Section 2 of this Agreement, and the parties to this Agreement shall act in all matters as if the Participant was the sole owner of this Agreement and the shares of Common Stock. This appointment is coupled with an interest and is irrevocable.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Participant has executed this Agreement effective as of the Grant Date.
DATE OF GRANT: [date]
AMEDISYS, INC.

By:
    [Name and title - Authorized Signatory]

PARTICIPANT

[name]

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